Exhibit 10.5

NOVAVAX, INC.

Incentive Stock Option Agreement

1. Grant of Option. Novavax, Inc., a Delaware corporation (“Company”), hereby grants to [•] (“Optionee”), as of [•] (“Date of Grant”), an option, pursuant to the Company’s 2005 Stock Incentive Plan (“Plan”), to purchase an aggregate of [•] shares of Common Stock (“Shares”) of the Company at a price of $[•] per share, purchasable as set forth in, and subject to the terms and conditions of this Stock Option Agreement and the Plan. Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended and replaced from time to time (“Code”); (provided, however, that status as a “parent” or “subsidiary” corporation depends on satisfaction of the criteria in Sections 424(e) and (f) as of the date on which such determination is being made, and does not necessarily continue to exist merely because it did so as of the date of grant of the option). Any words or terms that begin with capitalized letters shall be defined terms and shall have the meaning set forth in the Plan (if such word or term is not otherwise defined in this Agreement).

2. Status of Stock Option. This option is not intended to qualify as an incentive stock option under Section 422 of the Code, unless otherwise specified by the Company’s Board of Directors or its designee at the time of grant of the option, as outlined in Section 12 (e).

3. Exercise of Option and Provisions for Termination.

(a) Vesting Schedule. Except as otherwise provided in this Agreement, this option may be exercised prior to the tenth anniversary of the Date of Grant (hereinafter the “Expiration Date”) in installments as to not more than that percentage of the Shares set forth in the table below during the respective installment periods set forth in the table below.

Exercise Period	Percentage of Shares as to which Option is Exercisable

Prior to [•]	[•]%

On or after [•]
but prior to [•]	[•]%

On or after [•]
but prior to [•]	[•]%

On or after [•]
but prior to [•]	[•]%

On or after [•]	[•]%

The right of exercise shall be cumulative so that if the option is not exercised to the maximum extent permissible during any exercisable period, it shall be exercisable, in whole or in part, with respect to all Shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time on or after the Expiration Date.

(b) Exercise Procedure. Subject to the conditions set forth in this Agreement, this option shall be exercised by the Optionee’s delivery of written notice of exercise to the Treasurer of the Company, specifying the number of Shares to be purchased and the purchase price to be paid therefore and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer of the Company of such written notice together with the required payment. The Optionee may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional Share or for fewer than ten whole Shares.

(c) Exercise Period Upon Termination of Service. Subject to Section 10, if the Optionee ceases to provide all services to the Company (whether as an employee, director or consultant), for any reason, then, except as provided in subsections (d) and (e) below, the right to exercise this option shall terminate three months after such cessation of service (but in no event after the Expiration Date and the Company retains the right to terminate or cancel the option earlier if permitted by Section 12 of the Plan), provided that this option shall be exercisable only with respect to the number of Shares as to which the option was vested and exercisable under Section 3(a) above on the date the Optionee ceases to provide services. The option shall not vest or become exercisable with respect to any additional shares after the Optionee ceases to provide services to the Company. Notwithstanding the foregoing, if the Optionee, prior to the Expiration Date, materially violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Optionee and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Optionee dies or terminates service with the Company because of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code) prior to the Expiration Date and while he or she is providing services to the Company, or if the Optionee dies within three months after the Optionee has terminated the provision of services to the Company (other than as the result of a discharge for “cause” as specified in paragraph (e) below), this option shall be exercisable, within the period of one year following the date of death or termination of service because of disability of the Optionee (but in no event after the Expiration Date and the Company retains the right to terminate or cancel the option earlier if permitted by Section 12 of the Plan), by the Optionee or by the person to whom this option is transferred by will or the laws of descent and distribution, provided that this option shall be exercisable only with respect to the number of Shares as to which the option was vested and exercisable under Section 3(a) above on the date the Optionee dies or terminates services due to disability (with no further vesting occurring thereafter). Except as otherwise indicated by the context, the term “Optionee,” as used in this option, shall be deemed to include the estate of the Optionee or any person who acquires the right to exercise this option by bequest or inheritance or otherwise by reason of the death of the Optionee.

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(e) Discharge for Cause. If the Optionee, prior to the Expiration Date, is discharged from employment or from the provision of any further services to the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon such cessation of the Optionee’s services. “Cause” shall mean willful misconduct in connection with the Optionee’s employment or service on behalf of the Company, or the willful failure of the Optionee to perform his or her responsibilities in the best interests of the Company (including, without limitation, breach, whether willful or not, by the Optionee of any provision of any employment or services agreement, nondisclosure, non-competition, non-solicitation or other similar agreement between the Optionee and the Company), as determined by the Company, which determination is conclusive. The Optionee shall be considered to have been discharged “for cause” if the Company determines, within 30 days after the Optionee’s termination for any other purported reason, that discharge for cause was warranted (and the Company may rescind any exercise of the option in those circumstances).

4. Payment of Purchase Price.

(a) Method of Payment. Payment of the purchase price for Shares purchased upon exercise of this option shall be made (i) by delivery to the Company of cash or a check to the order of the Company in an amount equal to the purchase price of such Shares, (ii) subject to the consent of the Company, by delivery to the Company of shares of Common Stock of the Company then owned by the Optionee having a fair market value equal in amount to the purchase price of such Shares, (iii) by any other means which the Board of Directors determines is consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3 under the Securities Exchange Act of 1934 and Regulation T promulgated by the Federal Reserve Board if then applicable), or (iv) subject to the consent of the Company, by any combination of such methods of payment. In the event that the Company consents to the Optionee’s use of already-acquired shares of the Company’s Common Stock to pay the exercise price, the Company may further require that such shares have been owned or held by the Optionee for a sufficient period to avoid a change to earnings for financial accounting purposes.

(b) Valuation of Shares or Other Non-Cash Consideration Tendered in Payment of Purchase Price. For the purposes hereof, the fair market value of any share of the Company’s Common Stock or other non-cash consideration which may be delivered to the Company in exercise of this option shall be determined in good faith by the Board of Directors of the Company.

(c) Delivery of Shares Tendered in Payment of Purchase Price. If the Optionee exercises the option by delivery of shares of Common Stock of the Company, the certificates representing the shares of Common Stock of the Company to be delivered shall be duly executed in blank by the Optionee or shall be accompanied by a stock power duly executed in blank suitable for purposes of transferring such shares to the Company. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of Shares acquired upon exercise of this option.

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5. Delivery of Shares; Compliance With Securities Laws, Etc.

(a) General. The Company shall, upon payment of the option price for the number of Shares purchased and paid for, make prompt delivery of such Shares to the Optionee, provided that if any law or regulation requires the Company to take any action with respect to such Shares before the issuance thereof, then the date of delivery of such Shares shall be extended for the period necessary to complete such action.

(b) Listing, Qualification, Etc. This option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the Shares subject hereto upon any securities exchange or under any state or federal law, or the consent or approval of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares hereunder, this option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, disclosure or satisfaction of such other condition shall have been affected or obtained on terms acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for, effect or obtain such listing, registration, qualification, or disclosure, or to satisfy such other condition.

6. Nontransferability of Option. Except as provided in paragraph (d) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

7. No Special Service Rights. Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or service of the Optionee for the period within which this option may be exercised.

8. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares which may be purchased by exercise of this option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) unless and until a certificate representing such Shares is duly issued and delivered to the Optionee. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate was issued.

9. Adjustment Provisions.

(a) General. If (i) the outstanding shares of Common Stock are (A) exchanged for a different number or kind of shares or other securities of the Company, or (B) increased or decreased as a result of any recapitalization, reclassification, stock dividend, stock split or reverse stock split, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 11(a) of the Plan.

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(b) Board Authority to Make Adjustments. Any adjustments under this Section 9 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued pursuant to this option on account of any such adjustments.

(c) Limits on Adjustments. No adjustment shall be made under this Section 9 which would, within the meaning of any applicable provision of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Optionee.

10. Mergers, Consolidation, Distributions, Liquidations, Etc.

(a) In the event of a Corporate Transaction or a Change in the Incumbent Board (as such terms are defined in Section 12 of the Plan) prior to the Expiration Date or termination of this option, the Optionee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitations, set forth in Section 12 of the Plan.

(b) Notwithstanding anything in this Agreement to the contrary, in the event of “Service Termination Event” (as defined in Subsection (c), below) during the period of «COC» after the effective date of a Change in Control (as defined in Subsection (c), below) or before the effective date of a Change in Control, but after the first date on which the Board and/or senior management of the Company has entered into formal negotiations with a potential acquiror that results in the consummation of a Change in Control (provided, however, that in no event shall a termination of employment occurring more than one (1) year before the effective date of a Change in Control be deemed to be a Service Termination Event), then any unvested portion of the option that has not previously expired or been terminated shall become immediately vested and exercisable on the date of such Service Termination Event (or, in the case of a Service Termination Event that precedes a Change in Control, on the date of the Change in Control).

(c) For purposes of this Section,

(i) a Change in Control means (A) a sale, lease, license or other disposition of all or substantially all of the assets of the Company, (B) a consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity and its parent following the consolidation, merger or reorganization, or (C) any transaction or series of related transactions involving a person or entity, or a group of affiliated persons or entities (but excluding any employee benefit plan or related trust sponsored or maintained by the Company or an Affiliate) in which such persons or entities that were not shareholders of the Company immediately prior to their acquisition of Company securities as part of such transaction become the owners, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction and other than as part of a private financing transaction by the Company, or (D) a Change in the Incumbent Board.

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(ii) a Service Termination Event is:

(1) a termination of Optionee’s service by the Company other than for Cause, or

(2) a constructive termination initiated by the Optionee because any of the following events or conditions have occurred:

A. a change in the Optionee’s status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from the Optionee’s status, title, position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; the assignment to the Optionee of any duties or responsibilities which are inconsistent with the Optionee’s status, title, position or responsibilities as in effect immediately preceding the effective date of a Change in Control or at any time thereafter; except in connection with the termination of the Optionee’s employment for Cause or the termination of an Optionee’s employment because of an Optionee’s disability or death, or except as the result of a voluntary termination by the Optionee other than as a result of a constructive termination;

B. a reduction in the Optionee’s pay or any failure to pay the Optionee any compensation or benefits to which the Optionee is entitled within five (5) days of the date due;

C. the Company’s requiring the Optionee to relocate his principal worksite to any place outside a thirty (30) mile radius of the Optionee’s current worksite, except for reasonably required travel on the business of the Company or its affiliates which is not materially greater than such travel requirements prior to the Change in Control;

D. the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Optionee was participating immediately preceding the effective date of a Change in Control or at any time thereafter, unless such plan is replaced with a plan that provides substantially equivalent compensation or benefits to the Optionee, or (B) provide the Optionee with compensation and benefits, in the aggregate, at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each other employee benefit plan, program and practice in which the Optionee was participating immediately preceding the date of a Change in Control or at any time thereafter.

E. the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days;

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F. any material breach by the Company of any provision of this Agreement;

G. the failure of the Company to obtain an agreement, satisfactory to the Optionee, from any successors and assigns to assume and agree to perform the obligations created under this Plan as a result of a Change in Control, as contemplated in Section 12(f) hereof.

11. Withholding Taxes. The Company’s obligation to deliver Shares upon the exercise of this option shall be subject to the Optionee’s satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

12. Miscellaneous.

(a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Optionee.

(b) All notices under this option shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

(c) This option shall be governed by and construed in accordance with the laws of the State of Delaware.

(d) This option is subject to the terms of the Plan. In the event of any conflict or inconsistency between the terms of this Stock Option Agreement and the terms of the Plan, the Plan shall control.

(e) To the extent that this option has been designated by the Company’s Board of Directors as an incentive stock option under Section 422 of the Code, then the Optionee acknowledges that the option may be converted, in whole or in part, to a non-statutory stock option to the extent the provisions of Section 422 of the Code are not satisfied.

(f) This Agreement is intended to bind and inure to the benefit of, and be enforceable by, the Optionee, the Company, any surviving entity resulting from a Corporate Transaction and any other person or entity who is a successor by merger, acquisition, consolidation or otherwise to the business of the Company.

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(g) All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without regard to such State’s conflict of law rules.

Date of Grant: [•]	NOVAVAX, INC.

By:

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2005 Stock Incentive Plan.

OPTIONEE

PRINT NAME

SIGN NAME

PRINT ADDRESS

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